Exhibit 10.2

SUBSCRIPTION AGREEMENT

BY AND BETWEEN

DREAM FINDERS HOMES, INC.

AND

THE PURCHASERS PARTY HERETO

Dated as of September 8, 2021

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EXHIBITS
Exhibit A Definitions	A-1
Exhibit B Form of Certificate of Designations	B-1
Exhibit C Form of Registration Rights Agreement	C-1
Exhibit D Disclosure Schedule	D-1
Exhibit E Purchasers	E-1

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SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT, dated as of September 8, 2021 (this “Agreement”), is by and between Dream Finders Homes, Inc., a Delaware corporation (the “Company”), and each of the purchasers set forth Exhibit E (each, a “Purchaser,” and together, the “Purchasers”).  Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.

Each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to each Purchaser, the number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) set forth opposite such Purchaser’s name on Exhibit E (the “Purchased Shares”), on the terms and subject to the conditions hereinafter set forth.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF PURCHASED SHARES

Section 1.1          Purchase and Sale.  On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, each Purchaser shall purchase, and the Company shall issue and sell to each Purchaser, the number of Purchased Shares set forth opposite such Purchaser’s name on Exhibit E, free and clear of any liens (other than liens incurred by such Purchaser or its Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by the this Agreement, the Certificate of Designations or the Registration Rights Agreement) for an aggregate purchase price of $150,000,000.  The Preferred Stock shall have the rights, powers, preferences, and privileges set forth in the Certificate of Designations (the “Certificate of Designations”) in the form attached hereto as Exhibit B.

Section 1.2         Closing.  On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on the third Business Day following the satisfaction or waiver of all of the conditions set forth in Article V (other than the closing conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time and place as the Company and each Purchaser may agree.  The date on which the Closing is to occur is herein referred to as the “Closing Date.” At the Closing, upon receipt by the Company of payment of the full purchase price to be paid at the Closing therefor by or on behalf of each Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to each Purchaser evidence reasonably satisfactory to such Purchaser of the issuance of the number of Purchased Shares set forth opposite such Purchaser’s name on Exhibit E in the name of such Purchaser by book-entry on the books and records of the Company.  At the Closing, each Purchaser shall deliver to the Company a duly executed, valid, accurate, and properly completed Internal Revenue Service Form W-9 certifying that each Purchaser is a U.S. person and that such Purchaser is not subject to backup withholding.

Section 1.3         Commitment Fee.  At the Closing, the Company shall pay to the Purchasers an aggregate commitment fee equal to $1,500,000, representing 1% of the aggregate purchase price for the Purchased Shares.

Section 1.4          DVP Closing.  For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Purchasers will own the Purchased Shares on the Closing Date, contingent on and against payment of the purchase price relating thereto by each Purchaser to the Company pursuant to this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that, except (a) as set forth in the SEC Documents filed by the Company with the SEC on or after January 1, 2021 (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings) and (b) as set forth on Exhibit D (the “Disclosure Schedule”) (all such exceptions disclosed in the Disclosure Schedule being numbered to correspond to the applicable Section of this Article II; provided, however, that any such exception shall be deemed to be disclosed with respect to each other representation or warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure):

Section 2.1         Organization and Power.  The Company and each of its Subsidiaries is a corporation, limited liability company, partnership, or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership, or other entity power and authority to own or lease its properties and to carry on its business as presently conducted and as proposed to be conducted.  The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership, or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2          Authorization, Etc.  The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and for the due authorization, issuance, sale and delivery of the Purchased Shares and the reservation, issuance and delivery of the Conversion Shares.  The authorization, execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designations and the issuance of the Purchased Shares and the Conversion Shares do not and will not:  (a) violate or result in the breach of any provision of the Certificate of Incorporation or Bylaws of the Company; or (b) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any material mortgage, credit agreement or contract to which the Company or any of its Subsidiaries is a party; (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal, or local law, rule or regulation; or (iii) result in the creation of any lien upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, or forfeiture of any franchise, permit, or license granted by a governmental authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws.  This Agreement has been, and the Registration Rights Agreement, at the Closing will be, duly executed and delivered by the Company.  Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).  The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the issuance of the Purchased Shares (or the Conversion Shares) to the Purchasers or the Transfer thereof, without any further action on the part of the stockholders or the Board of Directors.

Section 2.3         Government Approvals.  No consent, approval, or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery, and performance by the Company of this Agreement and the Registration Rights Agreement, or in connection with the issuance of the Purchased Shares or the Conversion Shares, except for (a) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; (b) those which have already been made or granted;

(c) the filing of a Form D and current report on Form 8-K with the SEC; (d) filings with applicable state securities commissions; or (e) the listing of the Conversion Shares with the Nasdaq Global Select Market.

Section 2.4          Authorized and Outstanding Stock.

(a)         The authorized capital stock of the Company consists of 355,000,000 shares consisting of: (i) 350,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of which 289,000,000 shares are designated  “Class A Common Stock” (“Class A Common Stock”) and of which 61,000,000 shares are designated “Class B Common Stock” (“Class B Common Stock”); and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

(b)        As of August 20, 2021, (i) 32,295,329 shares of Class A Common Stock were issued and outstanding; (ii) 60,226,153 shares of Class B Common Stock were issued and outstanding; (iii) no shares of Preferred Stock were issued and outstanding; and (iv) 756,824 shares of Class A Common Stock were reserved for issuance upon the exercise of outstanding stock options or the vesting of unvested stock awards, and restricted stock units issued pursuant to the Stock Plans.

(c)         All of the issued and outstanding shares of Common Stock of the Company are, and when issued in accordance with the terms hereof, the Purchased Shares will be, duly authorized and validly issued and fully paid and non-assessable.  The shares of Class A Common Stock issuable upon conversion of the Purchased Shares (the “Conversion Shares”) have been reserved for issuance and, when issued upon conversion thereof in accordance with the terms of the Certificate of Designations in accordance with their terms will be validly issued and fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer under applicable law or any contract to which the Company is a party, other than those under applicable state and federal securities and antitakeover laws, this Agreement, the Certificate of Designations, and the Registration Rights Agreement.  When issued in accordance with the terms hereof, the Purchased Shares and the Conversion Shares will be free and clear of all liens (other than liens incurred by any Purchaser or its Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by the this Agreement, the Certificate of Designations or the Registration Rights Agreement).

(d)       Except as otherwise expressly described in this Agreement: (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company.  No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company.

Section 2.5          Subsidiaries.  The Company’s Subsidiaries consist of all the entities listed on Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2020. The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries.  All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable.  There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 2.6      Private Placement.  Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.4 (Investment Representations), the offer and sale of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.7        SEC Documents; Financial Information.  The Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits, and schedules thereto) and (b)

all other reports and other documents (including all amendments, exhibits, and schedules thereto), in each case, required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act, except, in the case of clause (b), where the failure to file has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  As of their respective filing dates, such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates no SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in such Financial Statements or the notes thereto).  The Company satisfies the “eligibility requirements for use of Form S-1” set forth in General Instruction I to Form S-1 promulgated by the SEC. The Company and its Subsidiaries do not have any liabilities or obligations that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (accrued, absolute, contingent, or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; or (ii) that were incurred in the ordinary course of business and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.8         Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.

Section 2.9       Litigation.  There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling, or decision of any court, commission, board, or other government agency that is applicable to the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.10        Compliance with Laws; Permits.

The Company and its Subsidiaries are in compliance with all applicable laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company and its Subsidiaries possess all permits and licenses of governmental authorities that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11        Taxes.  The Company and each of its Subsidiaries has filed all material Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension) and has timely paid all Taxes required to be paid by it and its Subsidiaries.

Section 2.12        Employee Matters.  Except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)         The Company and its Subsidiaries are in compliance with all applicable laws relating to labor and employment matters, including without limitation, COVID-19 (as related to labor, employment, and employment practices), fair employment practices, terms and conditions of employment, restrictive covenants, equal opportunity, harassment, discrimination, retaliation, the classification of independent contractors, workplace safety and health, and wages and hours, including, without limitation, with respect to the classification of employees for purposes of federal, state, and local law and payment of minimum wage and overtime,  and with the terms of the ERISA Documents, and each such ERISA Document is in compliance with all applicable requirements of ERISA.

(b)        Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract, or other agreement with a labor union or labor organization.  Neither the Company nor any of its Subsidiaries is subject to any charge, demand, petition, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization nor is there pending or, to the Company’s knowledge, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down, or lockout involving the Company or any of its Subsidiaries.

(c)          No material employee layoff, material facility closure, or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees or independent contractors of the Company or its Subsidiaries has occurred prior to the date hereof, or, as of the date hereof, is contemplated, planned, or announced, including as a result of COVID-19 or any law, order, directive, guidelines or recommendations by any governmental authority in connection with or in response to COVID-19.

Section 2.13        Environmental Matters.  The Company and its Subsidiaries are in compliance with all applicable Requirements of Environmental Law and required Environmental Permits, except, in each case, where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company and its Subsidiaries have not received within the past five years any written notice from any governmental authority of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit in connection with their respective properties, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.14        Registration Rights.  Except as provided in this Agreement or the Registration Rights Agreement, the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

Section 2.15       Investment Company Act.  The Company is not, and immediately after giving effect to the sale of the Purchased Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.16         Nasdaq.  As of the date hereof, the Company’s Class A Common Stock is listed on the Nasdaq Global Select Market, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Class A Common Stock being delisted from the Nasdaq Global Select Market.  The Company is in compliance with applicable continued listing requirements of the Nasdaq Global Select Market.

Section 2.17       No Brokers or Finders.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.

Section 2.18       Illegal Payments; FCPA Violations.  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2019, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has, in connection with the business of the Company:  (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any person, entity, or United States or foreign national, state or local government officials, employees or agents or candidates therefor or other persons, except, as permitted under the U.S. Foreign Corrupt Practices Act or other applicable law; (b) made any illegal contribution to any political party or candidate; (c) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law. The Company and its Subsidiaries have maintained systems of internal controls (including, but not limited to, accounting systems, purchasing systems, and billing systems) and written policies to ensure compliance with applicable laws regarding illegal payments and to ensure that all books and records accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets.  None of the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or agents, are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to illegal payment laws.

Section 2.19        Economic Sanctions.  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)         the Company and its Subsidiaries are not, and have not been since each of their respective dates of organization or incorporation (as applicable), in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions Laws, including, without limitation, applicable laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Part V, the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, as amended, the Iran Freedom and Counter-Proliferation Act of 2012, as amended, and any executive order issued pursuant to any of the foregoing.

(b)       no member, manager, director, officer, employee or agent of any of the Company and its Subsidiaries are identified on any of the following documents:  (i) the OFAC list of “Specially Designated Nationals and Blocked Persons” (“SDNs”) or Consolidated Sanctions List, (ii) the Bureau of Industry and Security of the DOC “Denied Persons List,” “Entity List” or “Unverified List,” (iii) the Office of Defense Trade Controls of the DOS “list of Debarred Parties,” (iv) the Financial Sanctions Unit of the Bank of England “Consolidated List,” (v) the Solicitor General of Canada’s “Anti-Terrorism Act Listed Entities,” (vi) the Australian Department of Foreign Affairs and Trade “Charter of the United Nations (Anti-terrorism – Persons and Entities) List,” (vii) the United Nations Security Council Counter-Terrorism Committee “Consolidated List,” or (viii) European Union Commission Regulation No. 1996/2001 of October 11, 2001.  Neither the Company nor any of its Subsidiaries is or has been involved in, directly or to the knowledge of the Company indirectly, any business arrangements, transactions or other dealings with or involving countries subject to economic or trade sanctions imposed by the United States Government, or with or involving SDNs or Persons identified on the Consolidated Sanctions List, in each case, in violation of the regulations maintained by OFAC.

Section 2.20        Assets.  The Company and its Subsidiaries have good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after December 31, 2020, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since December 31, 2020 that are material the business of the Company and its Subsidiaries taken as a whole except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The use and operation of the Real Property in the conduct of the Company and its Subsidiaries’ business do not violate in any material respect any law, covenant, condition, restriction, easement, license, permit, or agreement.

Section 2.21        Intellectual Property.  The Company and its Subsidiaries (i) own or possess sufficient legal rights to all intellectual property used in their respective businesses as currently conducted; (ii) have not infringed or violated any intellectual property rights of any third party, and there are no claims or actions pending or, to the knowledge of the Company, threatened alleging any of the foregoing; (iii). have obtained and possess valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that they own or lease or that they have otherwise provided to their employees and other personnel; and (iv) have taken reasonable measures to protect the confidentiality of all trade secrets and other confidential and proprietary information used in their respective businesses, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.22        Privacy Matters.  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)          The Company and its Subsidiaries comply, and at all times have complied,  in all respects with all (i) applicable Privacy Laws; (ii) policies regarding privacy and data security; (iii) contractual obligations relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, or transfer of Personal Information; and (iv) rules of the payment card brands, including the Payment Card Industry Data Security Standard (all of the foregoing, collectively, the “Privacy Requirements”).

(b)          Neither the Company nor any of its Subsidiaries has received any written claim or compliant regarding their use or disclosure of any data (including, without limitation, Personal Information) and/or failure to comply with any Privacy Requirements, and no investigation, inspection, audit or other proceeding of any nature involving allegations of any violation of Privacy Requirements is pending, or, to the knowledge of the Company, threatened or contemplated by any Governmental Entity or other third-party against the Company or any of its Subsidiaries.

(c)       The Company and its Subsidiaries have implemented all applicable organizational, physical, administrative and technical measures required by Privacy Requirements to protect the integrity, security and operations of their computer systems, transactions executed thereby, and data owned by the Company and its Subsidiaries, including protecting against loss and against damage, accidental loss or destruction, unauthorized or unlawful access, use, modification, disclosure or other misuse.

(d)         There have not been any actual or alleged incidents of, or claims or actions related to, data security breaches or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information or other data owned, held, controlled, licensed and/or otherwise processed by the Company and its Subsidiaries, and there are no facts or circumstances which could reasonably serve as the basis for any such allegations or claims.

(e)         The Company and its Subsidiaries require all third parties to which they provide Personal Information and/or access thereto to maintain the privacy and security of such Personal Information, including where required by applicable law by contractually obligating such third parties to protect such Personal Information from unauthorized access by and/or disclosure to any unauthorized third parties.

Section 2.23     Independent Accountants.  The Company’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and (ii) to the knowledge of the Company, “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act.

Section 2.24       Compliance with the Sarbanes-Oxley Act.  The Company and its Subsidiaries are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply.

Section 2.25         Insurance.  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)         The Company and its Subsidiaries have in full force and effect insurance policies (such insurance policies of the Company and its Subsidiaries, the “Insurance Policies”) with such coverages as required by applicable Law or contracts to which any of the Company and its Subsidiaries is a party.

(b)          There have been no material claims which have been made by any of the Company and its Subsidiaries under the Insurance Policies during the past five years.

(c)          There are currently no claims under any Insurance Policies, and all premiums due and payable with respect to the Insurance Policies have been paid to date.

(d)        The insurance policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of any of the Company and its Subsidiaries.

(e)          To the knowledge of the Company, there is no threatened termination of any such Insurance Policies.

Section 2.26        Cybersecurity.  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there has been no security breach or other compromise of or relating to the Company IT Systems; (ii) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (iii) the Company and its Subsidiaries have implemented policies and procedures with respect to the Company IT Systems that are adequate for, and operate and perform in all material respects as required in connection with, the operation of the respective businesses of the Company and its Subsidiaries as currently conducted by them, or as required by applicable regulatory standards; and (iv) the Company and its Subsidiaries are presently in material compliance with all applicable Laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or Governmental Entity and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation, or modification.

Section 2.27        Compliance with Anti-Money Laundering Laws.  The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 2.28        PPP Loan.

(a)          The Purchasers have been provided with a true, correct, and complete copy of all of the documentation (including documentation related to the loan forgiveness application) related to the Company’s loan (the “PPP Loan”) of $7,220,207 with U.S. Small Business Administration (the “PPP Lender”).

(b)          All applications, documents and other information submitted to the PPP Lender by or on behalf of the Company and/or its subsidiaries with respect to the PPP Loan were true and correct in all material respects.

(c)         The uncertainty of current economic conditions made the PPP Loan necessary to support the ongoing operations of the Company.  The proceeds of the PPP Loan have been used solely for purposes permitted under Section 1102 of the CARES Act.  The loan evidenced by the PPP Loan constitutes a “covered loan” as such term is defined in Section 7(a)(36) of the Small Business Act, 15 U.S.C. §631 etc.

(d)        The Company satisfied all of the criteria for eligibility for a “paycheck protection program” loan pursuant to §7(a) of the Small Business Act (15 U.S.C. 636(a)) and the CARES Act.

(e)       None of the Company nor any of its Subsidiaries has received or relied on any guidance or advice from any Purchaser or any of its Affiliates, representatives or advisors regarding the CARES Act, the PPP Loan  (including, without limitation, the eligibility of the Company for the PPP Loan) or any related matter.  None of the Purchasers nor any of their respective Affiliates is an “affiliate” of the Company under and as defined in the CARES Act for the purposes of the PPP Loan.

Section 2.29        No Additional Representations.  Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchasers, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchasers or any of their Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.  Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of any Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for actual and intentional fraud.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company that:

Section 3.1          Organization and Power.  Each Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite entity power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2       Authorization, Etc.  Each Purchaser has all necessary entity power and authority and has taken all necessary entity action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby.  The authorization, execution, delivery, and performance by each Purchaser of this Agreement and the Registration Rights Agreement, and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not:  (a) violate or result in the breach of any provision of the organizational documents of such Purchaser; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the Registration Rights Agreement:  (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to such Purchaser or any material contract to which such Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal, or local law, rule or regulation.  This Agreement has been, and the Registration Rights Agreement at the Closing will be, duly executed and delivered by each Purchaser.  Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of each Purchaser enforceable against such Purchaser in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.3         Government Approvals.  No consent, approval, license, or authorization of, or filing with, any court or governmental authority is or will be required on the part of any Purchaser in connection with the execution, delivery, and performance by each Purchaser of this Agreement and the Registration Rights Agreement, except for:  (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report such Purchaser’s ownership of its respective portion of the Purchased Shares; or (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

Section 3.4          Investment Representations.

(a)          Each Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)        Each Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchasers in this Agreement and the Registration Rights Agreement.  Each Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c)         Each Purchaser is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(d)       By reason of its business or financial experience, each Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

(e)       The Company has provided to the Purchasers all documents and information that the Purchasers have requested relating to an investment in the Company.  Each Purchaser recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Purchased Shares.  Each Purchaser has carefully considered and has, to the extent it believes such discussion necessary, discussed with such Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company, and such Purchaser has determined that the acquisition of the Purchased Shares is a suitable investment for such Purchaser.  Each Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Purchased Shares.  In evaluating the suitability of an investment in the Company, each Purchaser has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in Article II).

Section 3.5         No Prior Ownership.  Prior to the Closing, each Purchaser does not have record or beneficial ownership of any shares of the Company’s Class A Common Stock; provided that no Purchaser shall be deemed to own any shares of the Company’s Class A Common Stock as a result of the record or beneficial ownership of such shares by any of its Affiliates.

Section 3.6         No Brokers or Finders.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act by any Purchaser.

Section 3.7         No Additional Representations.  Each Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and each Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties.

ARTICLE IV

COVENANTS OF THE PARTIES

Section 4.1          Board Observer.

(a)          For so long as the Purchasers hold at least 25% of the Purchased Shares, the Purchasers shall have the right to designate one individual to be present in a non-voting, non-fiduciary observer capacity (the “Board Observer”) at all meetings of the Board of Directors, including any telephonic or electronic meetings. The Company will give the Board Observer notice of such meetings, by such means as such notices are delivered to the members of the Board of Directors at the same time notice is provided or delivered to the Board of Directors. The Board Observer shall be entitled to receive copies of all materials or information that are sent or made available to the Board of Directors in their capacity as such. The Company will reimburse the expenses of the Board Observer for reasonable direct out-of-pocket travel expenses incurred in attending meetings of the Board of Directors in person and for attending other meetings or events on behalf of the Company where such attendance is requested by the Company. The initial Board Observer shall be designated at Closing.

(b)          If, following designation as the Board Observer, the Board Observer resigns, is removed, or is otherwise unable to serve for any reason, then, the Purchasers shall be entitled to designate a replacement Board Observer.

Section 4.2          Restrictive Legends.

(a)         Each book-entry representing the Purchased Shares or Conversion Shares (unless otherwise permitted by the provisions of Section 4.2(c)) shall be legended with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(b)         Each Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Purchased Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.2.

(c)         Prior to any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, each Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such Transfer.  Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by evidence reasonably satisfactory to counsel to the Company, whereupon such Purchaser shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by such Purchaser to the Company.  Notwithstanding the foregoing, in the event any Purchaser shall give the Company a representation letter containing such representations as the Company shall reasonably request, the Company will not require such other evidence (A) in a routine sales transaction in compliance with Rule 144 under the Securities Act; (B) in any transaction in which such Purchaser that is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration; or (C) in any transaction in which such Purchaser that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Purchaser or its Affiliates for no consideration. Each book-entry evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Section 4.2(a) above, except that such certificate shall not bear the restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act.  In connection with the sale of Restricted Securities by any Purchaser and upon receipt of the appropriate evidence required by this Section 4.2(c), the Company shall remove the restrictive legend from such Purchaser’s book-entry evidencing the Restricted Securities to be sold and from the book-entry evidencing the Registered Securities purchased to be made for the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act.

Section 4.3          Use of Proceeds.  The Company shall use the proceeds from the sale of the Purchased Shares to fund the acquisition of McGuyer Homebuilders Inc. (“MHI”) and for general corporate purposes.

Section 4.4          Confidentiality.

(a)          So long as the Purchasers have the right to designate a Board Observer pursuant to the Certificate of Designations or Section 4.1, (i) each Purchaser shall keep all Confidential Information confidential and shall not, without the Company’s prior written consent, disclose any Confidential Information in any manner whatsoever, in whole or in part and (ii) each Purchaser shall not use any Confidential Information, other than in connection with the performance of its obligations hereunder.  During such period, each Purchaser shall disclose the Confidential Information only to such of its Representatives who need to know the Confidential Information for such purpose, who are informed by such Purchaser of the confidential nature of the Confidential Information and who either (A) are otherwise bound by an obligation of confidentiality to the Company to ensure compliance with the terms of this Section 4.4 or (B) shall agree to act in accordance with the terms and conditions of this Section 4.4.  Each Purchaser shall be responsible for any non-compliance with this Section 4.4 by its Representatives.  Each Purchaser shall return to the Company or, insofar as reasonably practicable, destroy all copies of Confidential Information upon the Company’s written request.  Notwithstanding the foregoing, each Purchaser may retain such materials to the extent required by applicable law or in accordance with internal compliance procedures; provided, however, that the Purchaser shall keep all such copies confidential in accordance with this Section 4.4.

(b)        In the event that any Purchaser or any of its Representatives is required or requested by applicable law (including oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Confidential Information, such Purchaser will provide the Company with prompt notice (unless such notification is prohibited by applicable law and other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or governmental entity that does not reference the Company or this Agreement) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.4.  In the event that such a protective order or other remedy is not obtained, that no such notice is required to be provided to the Company or that the Company waives compliance with the provisions of this Section 4.4, such Purchaser may disclose such Confidential Information without liability hereunder.

(c)      Notwithstanding anything to the contrary contained in this Agreement, each Purchaser may identify the Company, the value (and valuation methodology) of such Purchaser’s security holdings in the Company and other applicable information (that is not Confidential Information) required by law, rule or regulation in accordance with applicable investment reporting and disclosure laws, rules or regulations and respond to examinations, demands, requests or reporting requirements of a regulatory authority without prior notice to or consent from the Company.

(d)       Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, notwithstanding anything to the contrary contained in this Agreement, prior to the Company or any of its Affiliates, advisors or representatives making any press release or other public statement that specifically names (or includes the logo of) any Purchaser, or any of its Affiliates, advisors or representatives or otherwise, the Company or its applicable Affiliate, advisor or representative must receive the prior written consent of such Purchaser before issuing such press release or other public statement.

Section 4.5          Information Rights.

(a)       For so long as any Purchaser holds record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any of the Purchased Shares, the Company shall deliver to such Purchasers who hold any of the Purchased Shares, the same information (including any financial or business information) that is required to be delivered to the administrative agent and the lenders under the Credit Agreement (without regard to (i) any waiver of such right by the administrative agent or the lenders under the Credit Agreement; and (ii) whether the Credit Agreement continues to be effective after the date hereof), and such information shall be delivered to such Purchasers who hold any of the Purchased Shares at the same time as it is required to be delivered to the administrative agent and the lenders under the Credit Agreement.

(b)         Notwithstanding the foregoing, financial statements and other reports required to be delivered pursuant to this Section 4.5 filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Purchasers on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(c)       For so long as any Purchaser holds record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any of the Purchased Shares, each Purchaser or the employees of such Purchaser shall have the reasonable right to consult from time to time with the officers of the Company at its principal place of business regarding operating and financial matters of the Company; provided that the exercise of such right does not materially interfere with the operations of the business of the Company.

Section 4.6          Tax Matters. The Company and each Purchaser shall treat (i) the Commitment Fee as reducing the purchase price of the Purchased Shares; and (ii) the Purchased Shares as “common stock” for purposes of the Code (including Section 305 of the Code) for U.S. federal and applicable state and local income Tax purposes and shall take no positions or actions inconsistent with the foregoing unless otherwise required by a determination within the meaning of Section 1313(a) of the Code or similar provision of applicable state or local income Tax law.

Section 4.7          Nasdaq Listing.  To the extent it has not already done so, promptly following the execution of this Agreement, the Company shall apply to cause the Conversion Shares to be approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

Section 4.8          Protective Covenants.  The Company shall comply with all covenants (i) set forth in the Credit Agreement; and (ii) set forth in any agreement by and between the Company, on one hand, and any Purchaser or any of its Affiliates on the other hand (the covenants referred to in clauses (i) and (ii), collectively, the “Protective Covenants”).  Notwithstanding the foregoing, the Preferred Stock shall be treated as equity and not as a liability for purposes of determining compliance with respect to all covenants and ratios included the Credit Agreement (regardless of the actual treatment of the Preferred Stock under generally accepted accounting principles (GAAP)).

ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS

Section 5.1        Conditions of the Purchasers.  The obligations of each Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

(a)         Representations and Warranties.  Each of the representations and warranties of the Company contained in Article II of this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)         Covenants.  The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)          Certificate of Designations.  The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

(d)         Closing of MHI Acquisition.  The consummation by the Company of the MHI acquisition shall be scheduled to be closed  within three Business Days (and such acquisition occurs on such date).

(e)        Registration Rights Agreement.  The Company shall have delivered to Purchasers its duly executed counterpart of the Registration Rights Agreement.

Section 5.2         Conditions of the Company.  The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

(a)        Representations and Warranties; Performance.  Each of the representations and warranties of the Purchasers contained in Article III of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on any Purchaser’s ability to consummate the transactions under this Agreement and the Registration Rights Agreement.

(b)        Covenants.  Each Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to the Closing.

(c)          Consideration for the Securities.  The Purchasers shall have paid the purchase price of the Purchased Shares to be purchased by the Purchasers in full at the Closing by wire transfer of immediately available funds to an account designated in writing by the Company.

(d)          Certificate of Designations.  The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

(e)          Closing of MHI Acquisition. The consummation by the Company of the MHI acquisition shall be scheduled to be closed within three Business Days (and such acquisition occurs on such date), unless the failure to close such acquisition is due to the Company’s intentional breach of the definitive acquisition agreement for the MHI acquisition.

(f)          Registration Rights Agreement.  The Purchasers shall have delivered to the Company their duly executed counterparts of the Registration Rights Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1         Survival.  Except in the case of intentional and actual fraud, the representations and warranties of the parties contained in Article II and Article III hereof shall not survive, and shall terminate automatically as of, the Closing, and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Closing, on the part of any party or any of their respective Representatives.  All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Section 6.2          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.3          Governing Law.

(a)          This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

(b)        Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts.  Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c)         Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d)        Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court.  Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such Person.

(e)         Waiver of Jury Trial.  EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.4         Entire Agreement; No Third Party Beneficiary.  This Agreement and the Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement.  This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.5          Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses, except that, upon consummation of the Closing, the Company shall reimburse each Purchaser for all reasonable and documented out-of-pocket costs and expenses, including legal fees, expenses, other professional fees and expenses, and all reasonable out-of-pocket due diligence expenses, in an aggregate amount not to exceed $150,000, incurred by the Purchasers in connection with the transaction contemplated by this Agreement.

Section 6.6         Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered; provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Dream Finders Homes, Inc.
14701 Philips Highway, Suite 300
Jacksonville, FL 32256
E-mail:  Robert.riva@dreamfindershomes.com
Attention:  Robert E. Riva, Jr.

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, FL 33602
E-mail:  svazquez@foley.com
Attention:  Steven W. Vazquez

If to the Purchasers, to:

c/o BlackRock Advisors, LLC, BlackRock Institutional Trust Company, NA, and BlackRock Financial Management, Inc.
55 East 52nd Street
New York, New York 10055
Attention: Henry Brennan and Keith Byrne
Email: henry.brennan@blackrock.com; keith.byrne@blackrock.com with a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, New York 10022
Attention: David Maryles and Tracy Ke
Email: legaltransactions@blackrock.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention:  Ilan S. Nissan and Pavel A. Shaitanoff
E-mail:  inissan@goodwinlaw.com; pshaitanoff@goodwinlaw.com

Section 6.7        Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.8          Headings.  The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.9          Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.10        Interpretation; Absence of Presumption.

(a)         For the purposes hereof:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b)        With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 6.11       Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.12        Specific Performance.  The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached.  Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13       Corporate Opportunities.  Subject to the provisions of Section 4.4, the Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Purchasers and their Affiliates, and Representatives, including any Board Observer (the “Purchaser Group”):  (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests; (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other person with which any of the Company or its Affiliates has a business relationship; (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments; (iv) may develop or become aware of business opportunities for Other Investments; and (v) may or will, as a result of or arising from the matters referenced in this Section 6.13, the nature of the Purchaser Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest; (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)); (c) acknowledges and affirms that no member of Purchaser Group, including any Board Observer, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Purchaser Group may pursue a Renounced Business Opportunity; and (d) waives any claim against the Purchaser Group and each member thereof.  The Company agrees that in the event that the Purchaser Group or any member thereof acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Purchaser Group; and (y) the Company or its Subsidiaries, a member of the Purchaser Group shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries.  To the fullest extent permitted by applicable law, the Company hereby waives any claim against the Purchaser Group and each member thereof that such member or the Purchaser Group is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that the Purchaser Group or such member of the Purchaser Group (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person; (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person; or (C) does not communicate information regarding such corporate opportunity to the Company.  Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 6.13.

Section 6.14        Net Funding.  In order to simplify the cash movements in respect of the payment of the purchase price set forth in Section 1.1, the commitment fee described in Section 1.3 and the reimbursement amount set forth in Section 6.5, the Company and each Purchaser hereby agree that the commitment fee described in Section 1.3 and the reimbursement amount set forth in Section 6.5 shall be deducted from purchase price set forth in Section 1.1, such that the aggregate amount payable by the Purchasers on the Closing Date shall equal $148,350,000, whereupon, following the payment of such amount, all obligations of the Purchasers under this Agreement in connection with its payment of the purchase price set forth in Section 1.1 shall be deemed to have been satisfied in full as if the Purchasers had paid the full amount of the purchase price set forth in Section 1.1 to the Company.

Section 6.15        Public Announcement.  Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding anything to the contrary in this Agreement, each party’s obligation to receive the other party’s consent to such news release or public disclosure shall not apply to any filings or disclosures required by applicable law or the rules of any stock exchange on which a party’s securities are listed; provided that the obligation set forth in this Section 6.15 for each party to cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement shall still apply.

(The next page is the signature page)

The parties have caused this Subscription Agreement to be executed as of the date first written above.

DREAM FINDERS HOMES, INC.

By:	/s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer

[Signature Page to Subscription Agreement]

PURCHASERS

BLACKROCK CAPITAL ALLOCATION TRUST

By:	BLACKROCK ADVISORS LLC, as Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL LONG/SHORT CREDIT FUND OF BLACKROCK FUNDS IV

By:	BLACKROCK ADVISORS LLC, its Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO OF BLACKROCK FUNDS V

By:	BLACKROCK ADVISORS LLC, its Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

BLACKROCK STRATEGIC GLOBAL BOND FUND, INC.

By:	BLACKROCK ADVISORS, LLC, its Adviser AND BLACKROCK INTERNATIONAL LIMITED, its Sub-Adviser;

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

STRATEGIC INCOME OPPORTUNITIES BOND FUND

By:	BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, not in its individual capacity but as Trustee of the STRATEGIC INCOME OPPORTUNITIES BOND FUND;

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

[Signature Page to Subscription Agreement]

BLACKROCK TOTAL RETURN BOND FUND

By:	BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, not in its individual capacity but as Trustee of the BLACKROCK TOTAL RETURN BOND FUND

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

BRIGHTHOUSE FUNDS TRUST II – BLACKROCK BOND INCOME PORTFOLIO

By:	BLACKROCK ADVISORS, LLC, as Investment Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

MASTER TOTAL RETURN PORTFOLIO OF MASTER BOND LLC

By:	BLACKROCK FINANCIAL MANAGEMENT, INC., its Registered Sub-Advisor

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL ALLOCATION FUND, INC.

By:	BLACKROCK ADVISORS, LLC, as Investment Adviser

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL ALLOCATION COLLECTIVE FUND

By:	BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, not in its individual capacity but as Trustee of the BLACKROCK GLOBAL ALLOCATION COLLECTIVE FUND

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

[Signature Page to Subscription Agreement]

BLACKROCK GLOBAL ALLOCATION PORTFOLIO OF BLACKROCK SERIES FUND, INC.

By:	BLACKROCK ADVISORS, LLC, as Investment Adviser

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL ALLOCATION V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	BLACKROCK ADVISORS, LLC, as Investment Adviser

By:	/s/ Henry Brennan
Name: Henry Brennan
Title: Managing Director

[Signature Page to Subscription Agreement]

EXHIBIT A

DEFINED TERMS

1.  The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Credit Agreement” means that certain credit agreement, dated as of January 25, 2021, by and among the Company, as borrower; Bank of America, N.A., as administrative agent; and the lenders party thereto, as amended by that certain First Amendment and Commitment Increase Agreement in the form substantially provided to Purchaser and may be amended from time to time with respect to (i) the Protective Covenants; and (ii) the information required to be delivered to Purchasers pursuant to Section 4.5 of this Agreement; provided that the Purchasers shall have provided their written consent (which shall not be unreasonably withheld or delayed, unless such amendment would adversely and materially affect the rights of Purchasers with respect to (i) and (ii), in which case such consent shall be in the sole discretion of the Purchasers) to such amendment.

“Bylaws” means the Amended and Restated Bylaws of the Company, as adopted on January 20, 2021, as the same may be further amended, supplemented or restated.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Company IT Systems” means all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its Subsidiaries.

“Confidential Information” means information regarding the Company or its Subsidiaries that is non-public, confidential or proprietary in nature, together with all analyses, compilations, forecasts, studies or other documents prepared by any Purchaser or its Representatives which contain or otherwise reflect such information.  “Confidential Information” shall not include such portions of the Confidential Information that (a) are or become generally available to the public other than as a result of the Purchasers’ or its Affiliates’ disclosure in violation of this Agreement; (b) become available to the Purchasers or its Affiliates on a non-confidential basis from a source other than the Company or its Subsidiaries; (c) was already in any Purchaser’s or its Affiliate’s possession prior to the date of this Agreement and which was not obtained from the Company or its Subsidiaries; or (d) are independently developed by any Purchaser or its Affiliates without reference to the Confidential Information.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“DGCL” means the General Corporation Law of the State of Delaware (as amended from time to time).

“Environmental Permit” means any permit, license, approval or other authorization under any applicable law, rule or regulations of the United States or of any state, municipality or other subdivision thereof

A-1

relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of, wastes, pollutants, contaminants or Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Documents” means all material “employment benefit plans” as defined in Section 3(3) of ERISA that are maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees and with respect to which the Company or its Subsidiaries have any liability.

“ERISA Regulations” means the regulations promulgated by the Department of Labor in 29 C.F.R. § 2510.3-101, and any amendments or successor regulations thereto, as modified by Section 3(42) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality.

“Government Official” means any officer or employee of a foreign governmental authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign governmental authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” by any applicable law, rule, regulation or order described in the definition of “Requirements of Environmental Law,” including petroleum and any fraction thereof, and any radioactive materials and waste.

“Investment Company Act” mean the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means a material adverse effect upon the financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any such effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:  (a) any change, development, occurrence or event affecting the industry in which the Company and its Subsidiaries operate; (b) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States or elsewhere in the world; (c) political conditions, including the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, political action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (d) any conditions resulting from the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic (including COVID-19) or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international ore regional calamity; (e) changes in any law, rule, regulation or GAAP; (f) any action taken or omitted to be taken by or at the written request or with the written consent of the Purchasers; (g) any announcement of this Agreement or the transactions contemplated hereby; (h) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to

A-2

occur); or (i) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); provided, that any of the matters described in clauses (a), (b), (c) or (d) will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred to the extent that such matter disproportionately and adversely affects the Company and its Subsidiaries, taken as a whole, as compared with other companies operating in the industry in which the Company and its Subsidiaries operate.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Personal Information” means, in addition to all information defined or described by the Company and its Subsidiaries as “personal data,” “personal information,” “personally identifiable information,” “PII,” or any similar term in the Company’s or any of its Subsidiaries’ privacy policies or other public-facing statement, any information that is subject to any Privacy Law or regarding or capable of being associated with an individual consumer or device, including:  (i) information that identifies, could be used to identify (alone or in combination with other information) or is otherwise identifiable with an individual or a device, including name, physical address, telephone number, email address, financial account number, government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, any religious or political view or affiliation, marital or other status, photograph, face geometry, or biometric information, and any other data used or intended to be used to identify, contact or precisely locate an individual; (ii) any data regarding any activity of an individual online or on a mobile device or other application (e.g., any search conducted, web page or content visited or viewed), whether or not such information is associated with an identifiable individual; and (iii) any Internet Protocol address or other persistent identifier.  Personal Information may relate to any individual, including any user of any Internet or device application who views or interacts with any product or service of the Company or any of its Subsidiaries, or a current, prospective or former customer, employee or vendor of any Person.  Personal Information includes information in any form, including paper, electronic and other forms.

“Privacy Law” means any law that governs the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information and any such Law governing breach notification, any penalties and compliance with any order, including the Children’s Online Privacy Protection Act, the Telephone Consumer Protection Act, the Communications Decency Act, the CAN-SPAM Act, and all analogous laws as applicable to the Company and its Subsidiaries, as well as all applicable industry standards.

“Real Property” means the real property owned, leased or subleased by the Company and its Subsidiaries, together with all buildings, structures and facilities located thereon.

“Registration Rights Agreement” means the Registration Rights Agreement between the Company and each Purchaser in the form attached to the Agreement as Exhibit C.

“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors and direct or indirect members or partners or Affiliates of the foregoing.

“Requirements of Environmental Law” means all requirements imposed by any law (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any governmental authority which relate to (a) pollution, protection or clean-up of the air, surface water, ground water or land; (b) solid, gaseous or liquid waste or Hazardous Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (c) exposure of Persons or property to Hazardous Substances; or (d) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment.

“Restricted Securities” means Purchased Shares or Conversion Shares required to bear the legend set forth in Section 4.2(a) under the applicable provisions of the Securities Act.

A-3

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC on or after January 1, 2021.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Plans” means the Dream Finders Homes, Inc. 2021 Equity Incentive Plan.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” and “Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, franchise, property, sales, withholding, payroll and employment taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings); or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock.  The term “Transferred” shall have a correlative meaning.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code, as amended.

2.  The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Applicable Matters	6.3(b)
Certificate of Designations	1.1
Chosen Court	6.3(b)
Chosen Courts	6.3(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Conversion Shares	2.4(c)
Disclosure Schedule	Article II
Financial Statements	2.7
Loan Forgiveness Application	2.29(b)
Other Investments	6.13

A-4

PPP Lender	2.29(a)
PPP Loan	2.29(a)
Preferred Stock	Preamble
Protective Covenants	4.8
Purchased Shares	Preamble
Purchaser	Preamble
Purchaser Group	6.13
Renounced Business Opportunity	6.13

A-5

EXHIBIT B

DREAM FINDERS HOMES, INC.

Certificate of Designations

Series A Convertible Preferred Stock

[●], 2021

Table of Contents

Section 1.	Definitions.	4
Section 2.	Rules of Construction	9
Section 3.	The Convertible Preferred Stock.	10
(a)	Designation; Par Value	10
(b)	Number of Authorized Shares	10
(c)	Form, Dating and Denominations.	10
(d)	Method of Payment; Delay When Payment Date is Not a Business Day.	11
(e)	Transfer Agent; Register	11
(f)	Legends.	11
(g)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.	12
(h)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted, Repurchased or Redeemed.	13
(i)	Status of Retired Shares	13
(j)	Replacement Certificates	13
(k)	Registered Holders	14
(l)	Cancellation	14
(m)	Shares Held by the Company or its Affiliates	14
(n)	Outstanding Shares.	14
(o)	Repurchases by the Company and its Subsidiaries	15
(p)	Notations and Exchanges	15
(q)	CUSIP and ISIN Numbers	15
Section 4.	Ranking	15
Section 5.	Dividends.	15
(a)	Generally.	15
(b)	Non-Participating Dividends.	16
(c)	Treatment of Dividends Upon Redemption or Conversion	16
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up.	16
(a)	Generally	16
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	17
Section 7.	Right of the Company to Redeem the Convertible Preferred Stock.	17
(a)	Right to Redeem the Convertible Preferred Stock on or After the Third Anniversary of the Initial Issue Date.	17
(b)	Redemption of Convertible Preferred Stock upon a Change of Control.	18

Section 8.	Intentionally Omitted.	20
Section 9.	Voting Rights	20
Section 10.	Conversion.	20
(a)	Generally	20
(b)	Conversion at the Option of the Holders.	21
(c)	Conversion Procedures.	21
(d)	Settlement upon Conversion.	22
(e)	Conversion Price Calculations and Adjustments.	23
(f)	Additional Restriction on Conversions.	23
Section 11.	Certain Provisions Relating to the Issuance of Common Stock.	24
(a)	Equitable Adjustments to Prices	24
(b)	Reservation of Shares of Common Stock	24
(c)	Status of Shares of Common Stock	24
(d)	Taxes Upon Issuance of Common Stock	24
Section 12.	Calculations.	25
(a)	Responsibility; Schedule of Calculations	25
(b)	Calculations Aggregated for Each Holder	25
Section 13.	Tax Treatment	25
Section 14.	Notices	25
Section 15.	No Other Rights	25

Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1
Exhibit B: Optional Conversion Notice	B-1
Exhibit C: Form of Restricted Stock Legend	C-1

Certificate of Designations

Series A Convertible Preferred Stock

On September 1, 2021, the Board of Directors of Dream Finders Homes, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 150,000 authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having an Initial Liquidation Preference of $1,000.000 per share and an initial number of authorized shares equal to 150,000, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.          Definitions.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by, or under common Control with such Person.

“Antitrust Clearance Date” means the date on which the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor act or regulation thereto), has expired or been terminated (or receipt by the Company of written notice from the Holder that clearance under such law is not required), and any other required clearances, approvals, or authorizations of filings and registrations with, and notifications to government authorities under other applicable antitrust and competition laws have been received, in each case, with respect to the ownership by the Holders of voting securities in the Company.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday, or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Bylaws of the Company, amended and restated, on January 20, 2021, as the same may be further amended, supplemented, or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be further amended, supplemented, or restated.

“Change of Control” means any of the following events:

(a)         a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly-Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than 50% of the voting power of all of the Company’s then-outstanding common equity; or

(b)         the consummation of (i) any sale, lease, or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation, or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash, or other property; provided, however, that any merger, consolidation, share exchange, or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing, or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Redemption” means the redemption of any Convertible Preferred Stock by the Company pursuant to Section 7(b).

“Change of Control Redemption Date” means the date fixed, pursuant to Section 7(b)(iii), for the redemption of any Convertible Preferred Stock by the Company pursuant to a Change of Control Redemption.

“Change of Control Redemption Notice” has the meaning set forth in Section 7(b)(v).

“Change of Control Redemption Notice Date” means the date on which the Change of Control Redemption Notice is delivered.

“Change of Control Redemption Price” means the cash price payable by the Company to redeem any share of Convertible Preferred Stock upon its Change of Control Redemption, calculated pursuant to Section 7(b)(iv).

“Class A Common Stock” means the Company’s Class A Common Stock, $.01 par value per share, of the Company, subject to Section 10(i).

“Class B Common Stock” means the Company’s Class B Common Stock, $.01 par value per share, of the Company, subject to Section 10(i).

“Close of Business” means 5:00 p.m., Eastern time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(c)(i) for such conversion are satisfied.

“Conversion Price” has the meaning set forth in Section 10(e), subject to the limitations and adjustments set forth in Section 10; provided, however, that each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

“Conversion Share” means any share of Class A Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Credit Agreement” means that certain credit agreement, dated as of January 25, 2021, by and among the Company, as borrower; Bank of America, N.A., as administrative agent; and the lenders party thereto, as amended by that certain First Amendment and Commitment Increase Agreement in the form substantially provided to Purchaser and as may be further amended from time to time.

“Depositary” means The Depository Trust Company or its successor.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).  Dividend Junior Stock includes the Common Stock.  For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Issue Date” means [●], 2021.

“Initial Liquidation Preference” means $1,000.00 per share of Convertible Preferred Stock.

“Last Reported Sale Price” of the Class A Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national securities exchange on which the Class A Common Stock is then listed.  If the Class A Common Stock is not listed on a U.S. national securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Class A Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(ii)(1).

“Mandatory Redemption” has the meaning set forth in Section 7(a).

“Mandatory Redemption Date” means the date fixed, pursuant to Section 7(a)(iii), for the settlement of the redemption of the Convertible Preferred Stock by the Company pursuant to a Redemption.

“Mandatory Redemption Notice” has the meaning set forth in Section 7(a)(v).

“Mandatory Redemption Notice Date” means, with respect to a Mandatory Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Mandatory Redemption Notice pursuant to Section 7(a)(v).

“Mandatory Redemption Price” means the consideration payable by the Company to redeem any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(a)(iv).

“Mandatory Redemption Price Premium” means (a) 102%, if the Mandatory Redemption Notice Date is after the third year anniversary, and on or before the fourth year anniversary, of the Initial Issue Date; and (b) 101% if the Mandatory Redemption Notice Date is after the fourth anniversary of the Initial Issue Date, but on or before the fifth anniversary, of the Initial Issue Date with no premium payable if the Mandatory Redemption Notice Date is after the fifth anniversary of the Initial Issue Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., Eastern time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B.

“Optional Conversion Trigger Date” has the meaning set forth in Section 10(a).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.  Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Proxy Statement” has the meaning set forth in Section 10(f)(ii).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means a Mandatory Redemption or a Change of Control Redemption.

“Redemption Date” means a Change of Control Redemption Date or Mandatory Redemption Date, as applicable.

“Register” has the meaning set forth in Section 3(e).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th, and December 31st of each year, beginning on December 31, 2021 (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means 9% per annum.

“Regular Dividend Record Date” has the following meaning:  (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Requisite Stockholder Approval” means the stockholder approval contemplated by The Nasdaq Stock Market Listing Rule 5635(b) and/or 5635(d) or other applicable rule of the Nasdaq Stock Market or any other national securities exchange on which the Class A Common Stock is then listed with respect to the issuance of shares of Class A Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule(s); provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Stock Market, such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Class A Common Stock; provided further, that if any Conversion Shares are issued to holders of Convertible Preferred Stock prior to the stockholder meeting called for the purpose of the Requisite Stockholder Approval, such shares shall not be counted in determining whether Requisite Stockholder Approval shall have been obtained.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Subscription Agreement” means the Subscription Agreement, dated as of September 8, 2021, between the Company and BlackRock Capital Allocation Trust; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; BlackRock Strategic Global Bond Fund, Inc.; Strategic Income Opportunities Bond Fund; BlackRock Total Return Bond Fund; Brighthouse Funds Trust II – BlackRock Bond Income Portfolio; Master Total Return Portfolio of Master Bond LLC; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; and BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc., as the same may be amended, supplemented or restated in accordance with its terms.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (a) trading in the Class A Common Stock generally occurs on the principal U.S. national securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Class A Common Stock is then traded; and (b) there is no Market Disruption Event.  If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means the Company or its successor or, at the Company’s option, the transfer agent for the Company’s Class A Common Stock.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)        such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)          such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)         (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three months, an Affiliate of the Company.

“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Section 2.            Rules of Construction.  For purposes of this Certificate of Designations:

(a)          “or” is not exclusive;

(b)          “including” means “including without limitation”;

(c)          “will” expresses a command;

(d)          the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)          a merger involving, or a transfer of assets by, a limited liability company, limited partnership, or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership, or trust, or any unwinding of any such division or allocation;

(f)          words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)          “herein,” “hereof,” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)          references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)          the exhibits, schedules, and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.            The Convertible Preferred Stock.

(a)         Designation; Par Value.  A series of stock of the Company titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock, par value $0.01 per share, of the Company.  The Initial Liquidation Preference is $1,000.00 per share.

(b)         Number of Authorized Shares.  The total authorized number of shares of Convertible Preferred Stock is 150,000; provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)          Form, Dating and Denominations.

(i)          Form and Date of Certificates Representing Convertible Preferred Stock.  Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends, or endorsements required by law, stock exchange rule, or the Depositary.

(ii)         Certificates.

(1)      Generally.  The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates.  Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

(2)         Electronic Certificates; Interpretation.  For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation, and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case, for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii)        No Bearer Certificates; Denominations.  The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)       Registration Numbers.  Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)          Method of Payment; Delay When Payment Date is Not a Business Day.

(i)         Method of Payment.  The Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account.  To be timely, such written request must be delivered no later than the Close of Business on the following date:  (x) with respect to the payment of any declared cash Regular Dividend due on a Regular Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

(ii)         Delay of Payment when Payment Date is Not a Business Day.  If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day, and no interest, dividend, or other amount will accrue or accumulate on such payment as a result of the related delay.  Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e)         Transfer Agent; Register.  The Company or any of its Subsidiaries may act as the Transfer Agent.  The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder, and the transfer, exchange, repurchase, Redemption, and conversion of the Convertible Preferred Stock.  Absent manifest error, the entries in the Register will be conclusive, and the Company and the Transfer Agent may treat as a Holder for all purposes each Person whose name is recorded as a Holder in the Register.  The Register will be in written form or in any form capable of being converted into written form reasonably promptly.  The Company will promptly provide a copy of the Register to any Holder upon its request.

(f)          Legends.

(i)          Restricted Stock Legend.

(1)         Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)        If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock, including pursuant to Section 3(h) or 3(j) (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)          Other Legends.  The Certificate representing any Convertible Preferred Stock may bear such other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted, or as may be otherwise reasonably determined by the Company to be advisable or necessary.

(iii)          Acknowledgement and Agreement by the Holders.  A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)         Legends on Conversion Shares.

(1)         Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued were (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)        Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto as long as the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(g)          Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)          Provisions Applicable to All Transfers and Exchanges.

(1)         Generally.  Subject to this Section 3(g) and the applicable provisions of the Subscription Agreement, Convertible Preferred Stock represented by any Certificate, may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2)         No Services Charge; Transfer Taxes.  The Company will not impose any service charge on any Holder for any transfer, exchange, or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock, other than exchanges pursuant to Section 3(h) or Section 3(p) not involving any transfer.

(3)       No Transfers or Exchanges of Fractional Shares.  Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)         Legends.  Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).

(5)         Settlement of Transfers and Exchanges.  Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second Business Day after the date of such satisfaction.

(ii)       Transfers of Shares Subject to Redemption, Repurchase or Conversion.  Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)          that has been surrendered for conversion;

(2)         that has been called for Mandatory Redemption pursuant to a Mandatory Redemption Notice, except to the extent that the Company fails to pay the Mandatory Redemption Price when due; or

(3)        as to which a Change of Control Redemption Notice has been duly delivered, and not withdrawn, pursuant to Section 7(b)(v), except to the extent that the Company fails to pay the related Change of Control Redemption Price when due.

(h)          Exchange and Cancellation of Convertible Preferred Stock to Be Converted, Repurchased, or Redeemed.

(i)         Partial Conversions, Repurchases and Redemptions of Certificates.  If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or redeemed pursuant to Section 7, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or redemption, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or redeemed, as applicable, which Certificate will be converted or redeemed, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or redemption, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).

(ii)          Cancellation of Convertible Preferred Stock that Is Converted or Redeemed.  If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or redeemed pursuant to Section 7, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or redemption, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or redemption, the Company will issue, execute, and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)          Status of Retired Shares.  Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock pursuant to this Certificate of Designations.

(j)        Replacement Certificates.  If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed, or wrongfully taken, then the Company will issue, execute, and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction, or wrongful taking reasonably satisfactory to the Transfer Agent and the Company.  In the case of a lost, destroyed, or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.  Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(k)        Registered Holders.  Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)          Cancellation.  The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation.  The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(m)        Shares Held by the Company or its Affiliates.  Without limiting the generality of Sections 3(o) and 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver, or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(n)          Outstanding Shares.

(i)          Generally.  The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), or (iv) of this Section 3(n).

(ii)          Replaced Shares.  If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)          Shares to Be Redeemed.  If, on a Redemption Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Mandatory Redemption Price or Change of Control Redemption Price due on such date, then (unless there occurs a default in the payment of the Change of Control Redemption Price or Mandatory Redemption Price, as applicable) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Redemption Price or Mandatory Redemption Price, as applicable, as provided in Section 7 (and, if applicable, declared Regular Dividends as provided in Section 5(c)).

(iv)          Shares to Be Converted.  If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion):  (1) such Convertible

Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Regular Dividends as provided in Section 5(c)).

(o)         Repurchases by the Company and its Subsidiaries.  Without limiting the generality Section 3(l) and the next sentence, the Company may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders.  The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(p)         Notations and Exchanges.  If any amendment, supplement, or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder.  Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute, and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms.  The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement, or waiver.

(q)         CUSIP and ISIN Numbers.  The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

Section 4.          Ranking.  The Convertible Preferred Stock will rank senior to Dividend Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution, or winding up.

Section 5.            Dividends.

(a)          Generally.

(i)          Regular Dividends.

(1)          Accumulation and Payment of Regular Dividends.  The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”).  Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date.  Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2)        Computation of Accumulated Regular Dividends.  Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation

Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation Preference of such share).

(ii)         Method of Payment; Payments in Kind.

(1)         Generally.  Subject to the next sentence, each declared Regular Dividend on the Convertible Preferred Stock will be paid in cash.  Notwithstanding anything to the contrary in this Certificate of Designations, if as of the Close of Business on any Regular Dividend Payment Date, the Company has not paid all or any portion of the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date, then, the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) not paid in cash will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time.

(2)        Construction.  Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b)          Non-Participating Dividends.  The Convertible Preferred Stock shall not be entitled to receive any dividends or distributions declared or paid on the Common Stock.  Notwithstanding the foregoing, no dividend or other distribution on the Common Stock (whether in cash, securities, or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, all Regular Dividends due and payable with respect to any Regular Dividend Payment Date that has occurred on and prior to the date such dividend or distribution is to be paid on the Common Stock have been paid with respect to the Convertible Preferred Stock.

(c)         Treatment of Dividends Upon Redemption or Conversion.  If the Mandatory Redemption Date, Change of Control Redemption Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Change of Control Redemption or conversion, as applicable, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share.  Solely for purposes of the preceding sentence, and not for any other purpose, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash.  Except as provided in this Section 5(c), Section 7(a)(iv), or Section 7(b)(iv), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Mandatory Redemption Date, Change of Control Redemption Date, or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Mandatory Redemption Price, Change of Control Redemption Price, or Conversion Consideration, as applicable.

Section 6.            Rights Upon Liquidation, Dissolution, or Winding Up.

(a)         Generally.  If the Company liquidates, dissolves, or winds up, whether voluntarily or involuntarily, and such liquidation, dissolution, or winding up does not occur in connection with a Change of Control, then, subject to the rights of any of the Company’s creditors, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment equal to the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Common Stock:

(i)          the sum of:

(1)          the Liquidation Preference per share of Convertible Preferred Stock; plus

(2)          all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and

(ii)          the amount such Holder would have received in respect of the number of shares of Class A Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(d)(ii), Section 10(d)(iii), and Section 10(f)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any, and such shares of Convertible Preferred Stock will be deemed repurchased and retired by the Company.  If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock, then, subject to the rights of any of the Company’s creditors, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.  For the avoidance of doubt, any liquidation, dissolution, or winding up of the Company effected in connection with a Change of Control shall be subject to the terms of Section 7(b).

(b)        Certain Business Combination Transactions Deemed Not to Be a Liquidation.  For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution, or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash, or other property, or any combination of the foregoing.

Section 7.             Right of the Company to Redeem the Convertible Preferred Stock.

(a)          Right to Redeem the Convertible Preferred Stock on or After the Third Anniversary of the Initial Issue Date.

(i)          Right to Redeem.  Subject to the terms of this Section 7, the Company has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 10 prior to such redemption, all, or any whole number of shares that is less than all, of the Convertible Preferred Stock, at any time and from time to time on or after the third anniversary of the Initial Issue Date, on a Mandatory Redemption Date for a cash purchase price equal to the Mandatory Redemption Price (such redemption, a “Mandatory Redemption”).

(ii)         Redemption Prohibited in Certain Circumstances.  The Company will not call for Mandatory Redemption, or otherwise send a Mandatory Redemption Notice in respect of the Mandatory Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money (if any), to fully pay the Mandatory Redemption Price in respect of all shares of Convertible Preferred Stock called for Mandatory Redemption.

(iii)        Mandatory Redemption Date.  The Mandatory Redemption Date for any Mandatory Redemption will be a Business Day of the Company’s choosing that is no more than 60, nor less than 30, calendar days after the Mandatory Redemption Notice Date for such Mandatory Redemption.

(iv)       Mandatory Redemption Price.  The Mandatory Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Mandatory Redemption is an amount in cash equal to the sum of (1) the Mandatory Redemption Price Premium multiplied by the Liquidation Preference for such share; plus (2) the accumulated and unpaid Regular Dividends on such share to, but excluding, such Mandatory Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Mandatory Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (a) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Mandatory Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (b) the Mandatory Redemption Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Regular Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(a)(ii)(1) will be included in the Mandatory Redemption Price).

(v)         Mandatory Redemption Notice.  To call any share of Convertible Preferred Stock for Mandatory Redemption, the Company must send to the Holder of such share a notice of such Mandatory Redemption (a “Mandatory Redemption Notice”).  Such Mandatory Redemption Notice must state:

(1)         that such share has been called for Mandatory Redemption, briefly describing the Company’s Mandatory Redemption right under this Certificate of Designations;

(2)         the Mandatory Redemption Date for such Mandatory Redemption;

(3)         the Mandatory Redemption Price per share of Convertible Preferred Stock;

(4)         if the Redemption Date is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to Section 7(a)(iv) or Section 7(b)(iv);

(5)          that Convertible Preferred Stock called for Mandatory Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Mandatory Redemption Date (or, if the Company fails to pay the Mandatory Redemption Price due on such Mandatory Redemption Date in full, at any time until such time as the Company pays such Mandatory Redemption Price in full);

(6)          the Conversion Price in effect on the Mandatory Redemption Notice Date for such Mandatory Redemption; and

(7)          the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(vi)       Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption.  If less than all shares of Convertible Preferred Stock then outstanding are called for Mandatory Redemption, then:

(1)         the shares of Convertible Preferred Stock to be subject to such Mandatory Redemption will be redeemed by the Company pro rata; and

(2)       if only a portion of the Convertible Preferred Stock is called for Mandatory Redemption and a portion of such Convertible Preferred Stock is converted, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was called for Mandatory Redemption.

(vii)      Payment of the Mandatory Redemption Price.  The Company will cause the Mandatory Redemption Price for each share of Convertible Preferred Stock subject to Mandatory Redemption to be paid to the Holder thereof on or before the applicable Mandatory Redemption Date.  For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 7(a)(iv) on any share of Convertible Preferred Stock subject to Redemption will be paid pursuant to such proviso and Section 5(c).

(b)          Redemption of Convertible Preferred Stock upon a Change of Control.

(i)          Change of Control Redemption.  Subject to the other terms of this Section 7, if a Change of Control occurs, then the Company will redeem, contingent upon and concurrently with the consummation of the Change of Control, but subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 10 prior to such redemption, all of the Convertible Preferred Stock on the Change of Control Redemption Date for such Change of Control for a cash purchase price equal to the Change of Control Redemption Price.

(ii)          Funds Legally Available for Payment of Change of Control Redemption Price.  Notwithstanding anything to the contrary in this Section 7, (a) the Company will not be obligated to pay the Change of Control Redemption Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (b) if the Company does not have sufficient funds legally available to pay the Change of Control Redemption Price of all shares of Convertible Preferred Stock that are otherwise to be redeemed pursuant to a Change of Control Redemption, then (1) the Company will pay the maximum amount of such Change of Control Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be redeemed pursuant to such Change of Control Redemption; and (2) the Company will cause all such shares as to which the Change of Control Redemption Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding.  The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Right that would be payable in respect of such Change of Control on all shares of Conversion Preferred Stock then outstanding.

(iii)        Change of Control Redemption Date.  The Change of Control Redemption Date for any Change of Control will be the effective date of the Change of Control.

(iv)        Change of Control Redemption Price.  The Change of Control Redemption Price for any share of Convertible Preferred Stock to be redeemed upon a Change of Control Redemption following a Change of Control is an amount in cash equal to the sum of (x) the Liquidation Preference of such share at the Close of Business on the Change of Control Redemption Date for such Change of Control; plus (y) all accumulated and unpaid Regular Dividends on such share to, but excluding, such Change of Control Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); plus (z) if and only if the Change of Control occurs prior to the fourth anniversary of the Initial Issue Date, an amount equal to the Regular Dividends that would have accumulated on such share of Convertible Preferred Stock from and after the Change of Control Redemption Date and through such fourth anniversary of the Initial Issue Date; provided that this clause (z) shall be of no effect if such Change of Control occurs on or after the fourth anniversary of the Initial Issue Date; provided, however, that if such Change of Control Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Change of Control Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the Change of Control Redemption Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Regular Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(a)(ii)(1) will be included in the Change of Control Redemption Price).

(v)         Change of Control Redemption Notice.  On or before the tenth Business Day before the effective date of a Change of Control, the Company will send to each Holder a notice of such Change of Control (a “Change of Control Redemption Notice”) containing the information set forth in the Change of Control Redemption Notice. Such Change of Control Redemption Notice must state:

(1)          briefly, the events causing such Change of Control;

(2)          the effective date of such Change of Control;

(3)          the Change of Control Redemption Date for such Change of Control;

(4)          the Change of Control Redemption Price per share of Convertible Preferred Stock;

(5)        if the Change of Control Redemption Date is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to Section 7(a)(iv) or Section 7(b)(iv);

(6)          the Conversion Price in effect on the date of such Change of Control Redemption Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control;

(7)         that shares of Convertible Preferred Stock for which a Change of Control Redemption Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Redemption Price;

(8)         that shares of Convertible Preferred Stock that are subject to a Change of Control Redemption Notice that has been duly tendered may be converted only if such Change of Control Redemption Notice is withdrawn in accordance with this Certificate of Designations; and

(9)          the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(vi)        Withdrawal of Change of Control Redemption Notice.  If the underlying Change of Control has been terminated or cancelled and the Company has delivered a Change of Control Redemption Notice with respect to any share(s) of the Convertible Preferred Stock, the Company shall withdraw such Change of Control Redemption Notice by delivering a written notice of withdrawal to the Holders at any time before the Close of Business on Change of Control Redemption Date.  Such withdrawal notice must state:

(1)          if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates(s); and

(2)          the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number.

(vii)     Payment of the Change of Control Redemption Price.  The Company will cause the Change of Control Redemption Price for each share of Convertible Preferred Stock to be redeemed pursuant to a Change of Control Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Redemption Date; and (ii) the date such share is tendered to the Transfer Agent or the Company.  For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 7(b)(iv) on any share of Convertible Preferred Stock to be repurchased pursuant to a Change of Control Redemption will be paid pursuant to such proviso and Section 5(c).

Section 8.          Credit Agreement. Any amendment, restatement, modification, or waiver of the Credit Agreement that would adversely and materially affect the rights of the Holders of the Convertible Preferred Stock shall require the written consent of the Holders of a majority of the then-outstanding shares of the Convertible Preferred Stock.  For the avoidance of doubt, no such consent of the Holders shall be required for that contemplated First Amendment and Commitment Increase Agreement to the Credit Agreement to be entered into in connection with the acquisition of McGuyer Homebuilders Inc.

Section 9.            Voting Rights.  The Convertible Preferred Stock will have no voting rights except (x) as expressly required by the Delaware General Corporation Law; and (y) with respect to amendments to this Certificate of Designations or Certificate of Incorporation that adversely affect the terms of the Convertible Preferred Stock

(including amendments authorizing or effecting any issuance of Capital Stock or other equity securities of the Company that are senior to or pari passu with the Convertible Preferred Stock with respect to dividends, liquidation preference or redemption rights), in which event the Holders of a majority of the then-outstanding shares of Convertible Preferred Stock shall be required to approve or consent in writing to such amendments.

Section 10.          Conversion.

(a)         Generally.  Subject to the provisions of this Section 10, including those set forth in Section 10(f), the Convertible Preferred Stock may be converted only pursuant to an Optional Conversion requested by the Holder or Holders of the Convertible Preferred Stock on or after the fifth anniversary of the Initial Issue Date; provided, however, that in the event the Company is in default of those certain covenants set forth in Section 4.9 of the Subscription Agreement, which default continues uncured for a period of more than 90 days after the expiration of all applicable cure or grace periods as provided in the applicable agreements (as such agreements may be amended from time to time pursuant to their terms, except as otherwise provided for in the Subscription Agreement) (such 91st day being the “Optional Conversion Trigger Date”), then the Holder or Holders of the Convertible Preferred Stock may request an Optional Conversion beginning on the next Business Day after the Optional Conversion Trigger Date.

(b)          Conversion at the Option of the Holders.

(i)          Conversion Right; When Shares May Be Submitted for Optional Conversion.  Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1)         if a Change of Control Redemption Notice is validly delivered pursuant to Section 7(b)(v) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion after the effective date of such Change of Control, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 7(b)(vi); or (C) the Company fails to pay the Change of Control Redemption Price for such share in accordance with this Certificate of Designations; and

(2)        shares of Convertible Preferred Stock that are called for Mandatory Redemption may not be submitted for Optional Conversion after the Close of Business on the Mandatory Redemption Notice Date (or, if the Company fails to pay the Mandatory Redemption Price due on such Mandatory Redemption Date in full, at any time until such time as the Company pays such Mandatory Redemption Price in full).

(ii)         Conversions of Fractional Shares Not Permitted.  Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(iii)      Contingent Conversion Notice.  A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Change of Control, in which case such Optional Conversion shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn.  For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Change of Control Redemption that would have otherwise been effected in connection with such Change of Control.

(c)          Conversion Procedures.

(i)          Requirements for Holders to Exercise Optional Conversion Right.

(1)        Generally.  To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign, and deliver to the

Company an Optional Conversion Notice; (x) deliver any Physical Certificate(s) representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes.

(2)        Optional Conversion Permitted only During Business Hours.  Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(ii)         Treatment of Accumulated Regular Dividends upon Conversion.

(1)        No Adjustments for Accumulated Regular Dividends.  Without limiting the operation of Sections 5(a)(ii)(1) and 10(d)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(2)         Conversions Between A Record Date and a Regular Dividend Payment Date.  If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then such Regular Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iii)       When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion.  The Person in whose name any share of Class A Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(d)          Settlement upon Conversion.

(i)        Generally.  Subject to Sections 10(d)(ii), 10(e)(i), 10(f), and 12(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; plus (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii)         Payment of Cash in Lieu of any Fractional Share of Common Stock.  Subject to Section 12(b), in lieu of delivering any fractional share of Class A Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)       Company’s Right to Settle Optional Conversion in Cash.  If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Class A Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 10 (but without regard to Section 10(d)(ii) or this Section 10(d)(iii)), times (2) the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such Optional Conversion.  Such right can be exercised by Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made.  Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion).  Notwithstanding anything to the contrary in this Section 10(d)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 10(d)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.

(iv)        Delivery of Conversion Consideration.  Except as provided in Sections 10(e)(i)(2) and 10(f), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second Business Day immediately after the Conversion Date for such conversion.

(v)         Make-Whole Payment.  Notwithstanding anything to the contrary contained in this Agreement, if (A) any Convertible Preferred Stock is to be converted; and (B) the applicable Conversion Price for such conversion is less than $4.00, then, in addition to the delivery of the applicable number of shares of Class A Common Stock pursuant to Section 10(d)(i), but subject to Section 10(e)(vi) and Section 10(e)(vii), the Company shall make a cash payment to each Holder of Convertible Preferred Stock being converted equal to the product of (1) the sum of (x) the number of  shares of Class A Common Stock that would be issuable upon such conversion without giving effect to Sections 10(e)(vi) and 10(e)(vii); less (y) the number of shares of Class A Common Stock that would be issuable upon such conversion with giving effect to Sections 10(e)(vi) and 10(e)(vii); times (2) the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such Optional Conversion.

(e)          Conversion Price Calculations and Adjustments.

(i)        Calculation of Conversion Price.  The Conversion Price will be equal to the product of (1) the average of the Last Reported Sale Price for the Class A Common Stock for the ninety Trading Days immediately preceding but not including the date of the Optional Conversion Notice multiplied by (2) (A) 0.80 if such Optional Conversion Notice is given on or after the fifth anniversary of the Initial Issue Date; or (B) 0.75 if such Optional Conversion Notice is given after an Optional Conversion Trigger Date and prior to the fifth anniversary of the Initial Issue Date, all subject to the adjustments and limitations set forth in this Section 10. Notwithstanding anything to the contrary in this Certificate of Designations, the Conversion Price shall be adjusted equitably for stock dividends, stock splits, stock combinations, and similar events with respect to the Class A Common Stock.

(ii)         No Adjustments.  Without limiting the operation of Sections 5(a)(ii)(1) and 10(d)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(e)(i).

(iii)        Adjustment Deferral.  If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than 1% to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least 1% to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the Mandatory Redemption Notice Date for any Mandatory Redemption; and (4) the Change of Control Redemption Notice Date for any Change of Control Redemption.

(iv)       Calculations.  All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(v)         Notice of Conversion Price Adjustments.  Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(e)(i), the Company will, as soon as reasonably practicable and no later than ten Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(vi)       Limitation on Voluntary Conversion Price Decreases.  Notwithstanding anything in this Section 10(e) to the contrary, the Company may not decrease the Conversion Price pursuant to Section 10(e)(i) to the extent such decrease would cause the Conversion Price to be less than $4.00 per share of Class A Common Stock (subject to proportionate adjustments for stock dividends, stock splits, stock combinations, tender offers or exchange offers with respect to the Class A Common Stock).

(vii)       Limitation of Adjustments for, and Prohibition of, Certain Degressive Issuances.  Notwithstanding anything to the contrary in this Certificate of Designations, no adjustment will be made to the Conversion Price pursuant to Section 10(e)(i) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $4.00 per share of Class A Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Class A Common Stock).

(f)          Additional Restriction on Conversions.

(i)        Limitation on Conversion Right.  Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no shares of Class A Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case, to the extent, and only to the extent, that such issuance, delivery, conversion, or convertibility would (i) result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of 19.99% of the outstanding shares of Class A Common Stock as of the date of this Certificate of Designation; or (ii) exceed 19.99% of the outstanding shares of Class A Common Stock and the Class B Common Stock, combined, as of the date of this Certificate of Designations (this restrictions set forth in this sentence, the “Ownership Limitation”).  For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.  If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written confirmation to the Company that such delivery will not contravene the Ownership Limitation.  Any purported delivery of shares of Class A Common Stock upon conversion of any Convertible Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation.  The satisfaction, by a Holder of any Convertible Preferred Stock, of the requirements set forth in Section 10(c)(ii) to convert such Convertible Preferred Stock will be deemed to be a representation, by such Holder to the Company, that the settlement of such conversion in full and without regard to this Section 10(f)(i) will not contravene the Ownership Limitation.

(ii)        Covenant to Seek the Requisite Stockholder Approval.  Prior to the earliest of (A) the first annual meeting of stockholders of the Company to occur following the fourth anniversary of the Initial Issue Date; or (B) ninety (90) days after the Optional Conversion Trigger Date, the Company will provide each holder of Class A Common Stock or other securities entitled to vote at such meeting a proxy statement meeting the requirements of Section 14 of the Exchange Act (and the rules and regulations promulgated thereunder) (the “Proxy Statement”) soliciting each such stockholder’s affirmative vote approving the Company’s issuance of the Conversion Shares to obtain the Requisite Stockholder Approval, and the Company will use its commercially reasonable efforts to solicit its stockholders’ approval and to cause the Board of Directors to recommend to the stockholders that they approve such Requisite Stockholder Approval. The Proxy Statement will be in a form reasonably acceptable to the Holders and accordingly, the Company will provide the Holder with reasonable opportunity to review and comment on the Proxy Statement. If, despite the Company’s commercially reasonable efforts, the Requisite Stockholder Approval is not obtained at such stockholder meeting, the Company will cause an additional meeting of stockholders of the Company to be held every six months thereafter until the Requisite Shareholder Approval is obtained, and the Company will hire a reputable proxy solicitor for the purpose of pursuing such approval.  The Company will promptly notify the Holders when the Requisite Stockholder Approval is obtained.

(iii)      Antitrust Clearance Date.  If any shares of Convertible Preferred Stock delivered an Optional Conversion Notice to the Company and, as a result of the conversion of such shares of Convertible Preferred Stock into voting securities of the Company, the Company is required to make a filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor act or regulation thereto), the Company and the Holders shall cooperate in preparing and making such filing, and no shares of Convertible Preferred Stock shall be converted into any voting securities of the Company on or before the Antitrust Clearance Date.

Section 11.          Certain Provisions Relating to the Issuance of Common Stock.

(a)        Equitable Adjustments to Prices.  Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Price, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(e) that becomes effective at any time during such period.

(b)        Reservation of Shares of Common Stock.  The Company will reserve, out of its authorized, unreserved, and not outstanding shares of Class A Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Class A Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any.  To the extent the Company delivers shares of Class A Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Class A Common Stock, each reference in this Certificate of Designations to the issuance of shares of Class A Common Stock in connection therewith will be deemed to include such delivery.

(c)          Status of Shares of Common Stock.  Each share of Class A Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights, and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Class A Common Stock will be delivered).  If the Class A Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Class A Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d)         Taxes Upon Issuance of Common Stock.  The Company will pay any documentary, stamp, or similar issue or transfer tax or duty due on the issue of any shares of Class A Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.          Calculations.

(a)         Responsibility; Schedule of Calculations.  Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Last Reported Sale Prices, and accumulated Regular Dividends on the Convertible Preferred Stock.  The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.  The Company will provide a schedule of such calculations to any Holder upon written request.

(b)         Calculations Aggregated for Each Holder.  The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date.  For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 13.          Tax Treatment.  Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a).  The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Section 14.          Notices.  The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile, or by e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally-recognized overnight courier service to the Holder’s respective addresses shown on the Register.  Notwithstanding anything in the Certificate of Designations to the contrary, the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 15.          No Other Rights.  The Convertible Preferred Stock will have no rights, preferences, or voting powers, except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

DREAM FINDERS HOMES, INC.

By:
Name:
Title:

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

[●]

Series A Convertible Preferred Stock

[Certificate No.: [___]]	No. Shares* [___]]

Dream Finders Homes, Inc., a Delaware corporation (the “Company”), certifies that [_______] is the registered owner of [___] shares of the Company’s Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”).  The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”).  Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

* Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, [●] has caused this instrument to be duly executed as of the date set forth below.

DREAM FINDERS HOMES, INC.

Date:	By:
Name
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:

Authorized Signatory

REVERSE OF SECURITY

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.  SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT.  THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF AY SUCH CERTIFICATE.

[INSERT RESTRICTIVE LEGENDS IN ACCORDANCE WITH SUBSCRIPTION AGREEMENT]

FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

Shares of the Series A Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint agent to transfer the said shares of Series A Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date: ___________________________________

Signature: _______________________________
(Sign exactly as your name appears on the other side of this Series A Convertible Preferred Stock)

Signature Guarantee: _________________________†

† Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

OPTIONAL CONVERSION NOTICE

DREAM FINDERS HOMES, INC.

Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	‡ shares of Convertible Preferred Stock
identified by CUSIP No. and Certificate No. .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

‡ Must be a whole number.

B-1

EXHIBIT C

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [•], 2021, by and among Dream Finders Homes, Inc., a Delaware corporation (the “Company”), and each of the parties listed on Schedule A hereto, each of which is referred to in this Agreement as a “Holder”.

RECITALS

WHEREAS, This Agreement is made pursuant to that certain Subscription Agreement, dated as of September 8, 2021 between the Company and each Holder (the “Subscription Agreement”);

WHEREAS, the Holders and the Company hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register Registrable Securities (as defined below) held or issuable to the Holders as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.            Definitions.  For purposes of this Agreement:

1.1         “Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (a) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement from and after its effective date, does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (c) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction.

1.2         “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, manager, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3          “Board of Directors” means the board of directors of the Company.

1.4         “Business Day” means any day of the year on which national banking institutions in Jacksonville, Florida are open to the public for conducting business and are not required or authorized to close.

1.5       “Certificate of Designation” means that certain Certificate of Designations for the Company’s Series A Convertible Preferred Stock, dated as of [●], 2021.

1.6          “Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

1.7          “Closing” has the meaning set forth in the Subscription Agreement.

1.8          “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon:  (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.9          “Demand Notice” has the meaning given to such term in Section 2.2(a).

1.10        “Demand Period” has the meaning given to such term in Section 2.2(e).

1.11        “Demand Suspension” has the meaning given to such term in Section 2.2(f).

1.12      “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to a transaction under Rule 145 of the Securities Act; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Class A Common Stock being registered is Class A Common Stock issuable upon conversion of debt securities that are also being registered.

1.13      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.14       “Form S-1” means such form under the Securities Act as in effect on the date hereof, Form F-1 or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

1.15       “Form S-3” means such form under the Securities Act as in effect on the date hereof, Form F-3 or any registration form thereto under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.16     “Free Writing Prospectus” shall mean any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

1.17        “Holder” has the meaning given to such term in the preamble.

1.18      “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of a natural person referred to herein.

1.19        “Initiating Holder” means any of the Holders, after properly initiating a registration request under this Agreement.

1.20        “Notice” has the meaning given to such term in Section 3.4.

1.21        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.22      “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

1.23        “Registrable Securities” means (a) any Series A Convertible Preferred Stock owned by the Holders; (b) any other security held by any Holder that may be issued or distributed or be issuable in respect of any such shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, including those shares of Class A Common Stock that may be issued upon conversion of Series A Convertible Preferred Stock; (c) any securities issued as a distribution with respect to, or in exchange for or in replacement of any of such shares; and (d) any securities issued or transferred in exchange for or upon conversion of any of such shares as a result of a merger, consolidation, reorganization or otherwise (including any securities issued upon the conversion of the Company to a successor corporation) and any other securities issued to any Holder in connection with any such transaction; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Section 2 any Series A Convertible Preferred Stock or Class A Common Stock for which registration rights have terminated pursuant to Section 2.11 of this Agreement.

1.24      “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Series A Convertible Preferred Stock that are Registrable Securities and the number of shares of Class A Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities, including Series A Convertible Preferred Stock.

1.25       “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

1.26        “SEC” means the Securities and Exchange Commission.

1.27        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.28        “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

1.29        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30       “Series A Convertible Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, issued or issuable to the Holders pursuant to the Subscription Agreement.

1.31        “Subscription Agreement” has the meaning given to such term in the preamble.

1.32        “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

1.33        “WKSI” means a “well known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

2.            Registration Rights.  The Company covenants and agrees as follows:

2.1         Form S-3 Registration.  Within the earlier of (a) three Business Days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and (b) six months after the Closing, the Company shall file a Registration Statement on Form S-3 under the Securities Act (or Form S-1, if the Company is not eligible to use Form S-3) covering the resale of Registrable Securities consisting of all of the Series A Convertible Preferred Stock owned by the Holders and such number of shares of Class A Common Stock that may be issued upon conversion of Series A Convertible Preferred Stock equal to 19.9% of the outstanding shares of Class A Common Stock as of the date of the Certificate of Designation held by the Holders as of the date of the filing of such Annual Report on Form 10-K for an offering to be made on a continuous basis pursuant to SEC Rule 415.  If the Company has breached such requirement pursuant to this Section 2.1, in addition to the Regular Dividends (as defined in the Certificate of Designation) that accumulate on the Convertible Preferred Stock as set forth in the Certificate of Designations, (i) if such breach has been cured within 30 days, each Holder shall be entitled to an additional 2% per annum for one full Regular Dividend Period (as defined in the Certificate of Designation) payable on the next Regular Dividend Payment Date (as defined in the Certificate of Designation); and (ii) for each additional 30 day period in which the Company has failed to cure such breach, each Holder shall be entitled to an additional 2% per annum for an additional full Regular Dividend Period, until a Registration Statement has been filed in accordance with this Section 2.1.

2.2          Demand Registration.

(a)           Form S-1 and S-3 Demand.

(i)         If at any time after the Closing but prior to the filing of the Registration Statement by the Company pursuant to Section 2.1, the Company receives a request from the Initiating Holder that the Company file a Registration Statement on Form S-1 with respect to the resale of Registrable Securities having an anticipated aggregate offering price in excess of $20 million (but in any event limited to all shares of Series A Convertible Preferred Stock and such number of shares of Class A Common Stock that may be issued upon conversion of Series A Convertible Preferred Stock equal to 19.9% of the outstanding shares of Class A Common Stock as of the date of the Certificate of Designation), then the Company shall (1) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holder; and (2) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holder, file a Registration Statement on Form S-1 under the Securities Act covering the resale of such Registrable Securities that the Initiating Holder requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders (but subject to the limits set forth herein) for an offering to be made on a continuous basis pursuant to SEC Rule 415, as specified by notice given by each such Holder to the Company within 10 days of the date the Demand Notice is given, and in each case, subject to the limitations set forth in Section 2.2.

(ii)         If at any time after the effectiveness of the Registration Statement filed by the Company pursuant to Section 2.1 and the receipt by the Company of the Requisite Stockholder Approval (as defined in the Certificate of Designations), the Company receives a request from the Initiating Holder that the Company file a Registration Statement on Form S-3 under the Securities Act (or Form S-1, if the Company is not eligible to use Form S-3) with respect to the resale of Registrable Securities not included in the Registration Statement filed pursuant to Section 2.1 having an anticipated aggregate offering price in excess of $20 million (but in any event limited to all shares of Series A Convertible Preferred Stock and such number of shares of Class A Common Stock that may be issued upon conversion of Series A Convertible Preferred Stock equal to the product of (a) the average of the Last Reported Sale Price (as defined in the Certificate of Designation) for the Class A Common Stock for the 90 Trading Days (as defined in the Certificate of Designation) immediately preceding the delivery of the Demand Notice required by this section) by (b) 0.70), then the Company shall (1) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holder; and (2) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holder, file a Registration Statement on Form S-3 under the Securities Act (or Form S-1, if the Company is not eligible to use Form S-3) covering the resale of such Registrable Securities that the Initiating Holder requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders (but subject to the limits set forth herein) for an offering to be made on a continuous basis pursuant to SEC Rule 415, as specified by notice given by each such Holder to the Company within 10 days of the date the Demand Notice is given, and in each case, subject to the limitations set forth in Section 2.2.

(b)         Form S-3 Demand.  If at any time when it is eligible to use Form S-3, the Company receives a request from the Initiating Holder that the Company file a Registration Statement, including a shelf registration statement (and if at such time the Company is a WKSI, an automatic shelf registration statement) on Form S-3 with respect to outstanding Registrable Securities of the Initiating Holder, then the Company shall (1) within 10 days after the date such request is given, give a Demand Notice to all Holders except the Initiating Holder; and (2) as soon as practicable, and in any event within 30 days after the date such request is given by the Initiating Holder, file a Registration Statement on Form S-3 under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 10 days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.2 and Section 2.4.

(c)          At any time, and from time-to-time, during the period during which a shelf registration statement is effective (except during a Demand Suspension, as defined below), the Initiating Holder may notify the Company in writing (the “Takedown Request”), of the intent to sell Registrable Securities covered by the Registration Statement (in whole or in part) in an offering (a “Shelf Offering”).  Such Takedown Request shall specify the aggregate number of Registrable Securities requested to be registered in such Shelf Offering.  Within 10 days after receipt by the Company of such Takedown Request, the Company shall deliver a written notice (a “Takedown Notice”) to each other Holder informing each such other Holder of its right to include Registrable Securities in such Shelf Offering.  As soon as reasonably practicable and in any event no later than 5 Business Days after receipt of a Takedown Notice (and no later than 2 Business Days after the receipt of such Demand Notice in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used), each such other Holder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such other Holder in such Shelf Offering and the Company shall include such Registrable Securities in such Shelf Offering.

(d)          Notwithstanding anything to the contrary in this Agreement, (i) if the SEC or any SEC guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced to the extent applicable (which reduction shall be pro rata among all such selling shareholders whose securities are included in such Registration Statement); and (ii)  in no event shall the Company be permitted to name any Holder or such Holder’s Affiliate as an underwriter without the prior written consent of such Holder.

(e)        Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a Registration Statement or Takedown Request pursuant to this Section 2.2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such Registration Statement, including any shelf registration statement, to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, or for the prospectus supplement, related to the Registration Statement to be filed pursuant to the Takedown Request, to be filed because such action would:  (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require the Company to make an Adverse Disclosure; (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; or (iv) in the good faith judgment of the Board of Directors, otherwise be materially detrimental to the Company and its stockholders for such Registration Statement or prospectus supplement to be filed (a “Demand Suspension”), then the Company shall have the right to defer taking action with respect to such filing or notify the Holders to suspend the use of the Registration Statement that has already been declared effective, as applicable, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 days (or 30 days in the case of clause (iv) after the request of the Initiating Holder is given) during any calendar year; provided, however, that the Company may not invoke this right more than twice in any 12-month period, and at least 30 days must elapse between each Demand Suspension.  If a Demand Suspension is made because the Registration Statement or Takedown Request would require the Company to make an Adverse Disclosure, such Demand Suspension shall terminate at such time as the public disclosure of such information is made.  The Company shall immediately notify the Holders upon the termination of any Demand Suspension, without any further request from a Holder.

(f)         The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.2: (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective and may only exercise this right once in any 12-month period; or (ii) after the Company has effected up to one registration requested by the Initiating Holder pursuant to Section 2.2(a)(i), up to one registration requested by the Initiating Holder pursuant to Section 2.2(a)(ii) and up to three registrations requested by the Initiating Holder pursuant to Section 2.2(b).  A registration shall not be counted as “effected” for purposes of Section 2.2 until such time as the applicable Registration Statement has been declared effective by the SEC and, in the case of a registration pursuant to Section 2.2(a), remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn) (the “Demand Period”).  No registration pursuant to Section 2.2 shall be deemed to have been effected if during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

(g)        Any Holders that have requested its Registrable Securities be included in any registration pursuant to Section 2.2 may withdraw all or any portion of its Registrable Securities from such registration at any time prior to the effectiveness of the applicable Registration Statement. The Company shall continue all efforts to secure effectiveness of the applicable Registration Statement in respect of the Registrable Securities of any other Holder that has requested inclusion in the demand registration pursuant to Section 2.2 so long as the Initiating Holder has requested and not withdrawn all of his Registrable Securities to be included in such registration; provided, however, if the Initiating Holder has requested for all of his Registrable Securities to be withdrawn from such registration, the Company shall immediately cease all efforts to secure effectiveness of the applicable Registration Statement, even if one or more other Holders have requested for Registrable Securities to be included in such applicable Registration Statement pursuant to Section 2.2, and such withdrawn registration shall not count towards the limitation on registrations set forth in Section 2.2(e) so long as the applicable Registration Statement has not been filed or submitted to the SEC.

(h)          In the event any Holder requests to participate in a registration pursuant to this Section 2.2 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder.

(i)           For purposes of this Section 2.2, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales and, during such time as the Company is so qualified, shall effect any registration of secondary sales on Form S-3 after such qualification.

(j)           For avoidance of doubt, nothing in the Agreement provides any Holder with the right to demand a Registration Statement (or inclusion in any Registration Statement) involving an Underwritten Offering.

2.3          Company Offering.

(a)         If the Company proposes to offer (including, for this purpose, a registration effected by the Company for its stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities (including an “at-the market offering,” a “bought deal” or a “registered direct offering”) solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such offering (a “Company Offering”). Such notice shall specify, as applicable, the amount of Class A Common Stock to be registered, the proposed filing date of the registration statement or applicable prospectus supplement and the proposed minimum offering price of the Class A Common Stock, in each case, to the extent then known. In the case of an offering under a shelf registration statement previously filed or to be filed by the Company pursuant to Rule 415 under the Securities Act, including where the Company qualifies as a WKSI, such notice shall be sent as promptly as reasonably practicable and in any event no later than 10 days prior to the expected date of filing of such registration statement or commencement of marketing efforts for such offering (and no later than 5 days prior in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used). In the case of a Company Offering under a registration statement to be filed that is not a shelf registration statement, such notice shall be given as promptly as reasonably practicable and, in any event, no later than 10 days prior to the expected date of filing of such registration statement. Upon the written request of each Holder given within 5 Business Days after such notice is given by the Company (except that each Holder shall have 2 Business Days after the Company gives such notice to request inclusion of Registrable Securities in the Company Offering in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used), the Company shall, subject to the provisions of Section 2.4, as promptly as reasonably practicable cause to be registered or include in the prospectus supplement, as applicable, all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any offering initiated by it under this Section 2.3 before the effective date of such offering, whether or not any Holder has elected to include Registrable Securities in such offering.  The expenses of such withdrawn offering shall be borne by the Company in accordance with Section 2.6.

(b)        No offering of Registrable Securities effected pursuant to a request under this Section 2.3 shall be deemed to have been effected pursuant to Section 2.2 or shall relieve the Company of its obligations under Section 2.2.

(c)         Each Holder shall be permitted to withdraw all or part of its Registrable Securities in an offering under this Section 2.3 by giving written notice to the Company of its request to withdraw; provided that (i) such request must be made in writing prior to the effectiveness of such Registration Statement or, in the case of a public offering, at least 5 Business Days prior to the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing or trade date; and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in such offering as to which such withdrawal was made.

2.4         Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)         prepare and file a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective, and, to keep such Registration Statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed, provided, however, that in the case of an automatic Registration Statement on Form S-3, where the Company shall use commercially reasonable efforts to keep such Registration Statement effective for three years from the date of effectiveness, which period may be extended, at the request of the Holders of a majority of the Registrable Securities registered thereunder, until the earlier of (A) the effective date of the new Registration Statement; or (B) 180 days after the third anniversary of the initial effective date of the prior automatic Registration Statement on Form S-3; in each case, subject to compliance with applicable SEC rules;

(b)       (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement through the applicable periods during which the Company is obligated to maintain the effectiveness of such Registration Statement; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated by the SEC under the Securities Act; and (iii) respond to any comments received from the SEC with respect to each Registration Statement or any amendment thereto;

(c)        that, to the extent practicable, at least 5 Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed;

(d)         furnish to the selling Holders such numbers of copies (which, for the avoidance of doubt, may be electronic copies) of the signed Registration Statement, any post-effective amendment thereto, a Prospectus, including a preliminary Prospectus, as required by the Securities Act, any amendments or supplements thereto, any Free Writing Prospectus, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(e)          use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f)         cooperate with each Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(g)         if the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any shelf Registration Statement, include in such shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(h)         use commercially reasonable efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(i)           (1) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (2) cooperate with any selling Holders to facilitate the timely preparation and delivery of book-entry interests representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which book-entry interests shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing;

(j)         notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(k)          after such Registration Statement becomes effective, promptly notify each selling Holder of any (i) request by the SEC that the Company amend or supplement such Registration Statement or Prospectus; or (ii) stop order or other order suspending the effectiveness of any registration statement, issued or threatened in writing by the SEC in connection therewith, and use commercially reasonable efforts to prevent the entry of such stop order or to remove it or obtain withdrawal of it as soon as practicable if entered; and

(l)           promptly notify each seller of Registrable Securities covered by such registration, upon discovery by an executive officer of the Company that the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly thereafter prepare and file with the SEC and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

2.5          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.  All penalties set forth in Section 2 shall be tolled to the extent that the Company is unable to file a Registration Statement because a selling Holder has not responded to such request in a commercially timely manner.

2.6         Expenses of Registration.  All expenses incurred in connection with registrations pursuant to Section 2 shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Initiating Holder (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration); provided further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the

Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.2(a).

2.7         Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8          Indemnification.  If any Registrable Securities are included in a Registration Statement under this Section 2:

(a)         To the extent permitted by law, the Company will indemnify, defend, and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; one legal counsel and one accountant for the Initiating Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify, defend, and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any) who controls the Company within the meaning of the Securities Act, and legal counsel and accountants for the Company, any other Holder selling securities in such Registration Statement, and any controlling Person of any such Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, or delayed); and provided, further, that in no event shall the aggregate amounts payable by such Holder by way of indemnity or contribution under Section 2.8(b) and Section 2.8(d) exceed the proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)         Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure actually and materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:  (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall any Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(e)       The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9         Reports Under Exchange Act.  With a view to making available to the Holder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)           make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)         furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

2.11       Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration shall terminate at such time as SEC Rule 144(b)(1) under the

Securities Act (or any successor provision) is available for the sale of all of such Holder’s shares without any need to comply with the public information requirements of SEC Rule 144(b)(1) (or any successor provision) or any such shares are sold pursuant to SEC Rule 144.

3.            Miscellaneous.

3.1         Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of such Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members;  or (c) after such transfer, holds at least 1% of the Company’s then outstanding Registrable Securities; provided, however, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, member or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2         Counterparts.  This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.3          Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.4         Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) 1 Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 3.4.

3.5         Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Initiating Holder; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 3.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.  Notwithstanding the foregoing, in no event may the demand registration rights granted to any Holder pursuant to Section 2.2 of this Agreement be removed without the prior written consent of such Holder.

3.6        Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.7      Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.8         Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law principles of such State that may lead to the application of the laws of any other jurisdiction.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Delaware sitting in New Castle County and to the jurisdiction of the United States District Court sitting in Wilmington, Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the State of Delaware sitting in New Castle County or the United States District Court sitting in Wilmington, Delaware; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

3.9         WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.10      Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.11       Other Interpretive Matters.  For purposes of this Agreement, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded, and if the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day; (b) unless the context otherwise requires, all references in this Agreement to any “Article,” “Section” or “Exhibit” are to the corresponding Article, Section or Exhibit of this Agreement; (c) the word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it; and (d) all references to dollar amounts are expressed in United States Dollars.  As used herein, the singular shall include the plural, the plural shall include the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.

3.12     No Recourse.  Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, and notwithstanding the fact that any Holder or its Affiliates or any of its or their successors or permitted assignees may be a partnership or a limited liability company, the Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Holders and their respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder against, any former, current or future director, officer, agent, advisor, attorney, representative, Affiliate, manager or employee of any Holder (or any of its successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of any Holder or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law.

3.13       Specific Performance.  The rights of each party to consummate the transactions contemplated hereby are agreed to be unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the agreements and conditions set forth herein would be inadequate, and further recognizing that any such breach or threatened breach would cause immediate, irreparable and permanent damage to the parties, the extent of which would be impossible or difficult to ascertain, the parties hereto agree that in the event of any such breach or threatened breach, and in addition to any and all remedies at law or otherwise provided herein, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief (including a mandatory injunction) without the necessity of proving actual damage or the lack of an adequate remedy at law and, to the extent permissible under applicable rules, provision and statutes, a temporary injunction may be granted immediately upon the commencement of any suit hereunder regardless of whether the breaching party or parties have actually received notice thereof.  Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy or remedies available to the parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

DREAM FINDERS HOMES, INC.

By:
Name:	Patrick O. Zalupski
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

HOLDERS:

BLACKROCK CAPITAL ALLOCATION TRUST

By:	BLACKROCK ADVISORS LLC, as Investment Advisor

By:
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL LONG/SHORT CREDIT FUND OF BLACKROCK FUNDS IV

By:	BLACKROCK ADVISORS LLC, its Investment Advisor

By:
Name: Henry Brennan
Title: Managing Director

BLACKROCK STRATEGIC INCOME OPPORTUNITIES PORTFOLIO OF BLACKROCK FUNDS V

By:	BLACKROCK ADVISORS LLC, its Investment Advisor

By:
Name: Henry Brennan
Title: Managing Director

BLACKROCK STRATEGIC GLOBAL BOND FUND, INC.

By:	BLACKROCK ADVISORS, LLC, its Adviser AND BLACKROCK INTERNATIONAL LIMITED, its Sub-Adviser;

By:
Name: Henry Brennan
Title: Managing Director

STRATEGIC INCOME OPPORTUNITIES BOND FUND

By:	BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, not in its individual capacity but as Trustee of the STRATEGIC INCOME OPPORTUNITIES BOND FUND;

By:
Name: Henry Brennan
Title: Managing Director

[Signature Page to Registration Rights Agreement]

BLACKROCK TOTAL RETURN BOND FUND

By:	BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, not in its individual capacity but as Trustee of the BLACKROCK TOTAL RETURN BOND FUND

By:
Name: Henry Brennan
Title: Managing Director

BRIGHTHOUSE FUNDS TRUST II – BLACKROCK BOND INCOME PORTFOLIO

By:	BLACKROCK ADVISORS, LLC, as Investment Advisor

By:
Name: Henry Brennan
Title: Managing Director

MASTER TOTAL RETURN PORTFOLIO OF MASTER BOND LLC

By:	BLACKROCK FINANCIAL MANAGEMENT, INC., its Registered Sub-Advisor

By:
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL ALLOCATION FUND, INC.

By:	BLACKROCK ADVISORS, LLC, as Investment Adviser

By:
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL ALLOCATION COLLECTIVE FUND

By:	BLACKROCK INSTITUTIONAL TRUST COMPANY, NA, not in its individual capacity but as Trustee of the BLACKROCK GLOBAL ALLOCATION COLLECTIVE FUND

By:
Name: Henry Brennan
Title: Managing Director

[Signature Page to Registration Rights Agreement]

BLACKROCK GLOBAL ALLOCATION PORTFOLIO OF BLACKROCK SERIES FUND, INC.

By:	BLACKROCK ADVISORS, LLC, as Investment Adviser

By:
Name: Henry Brennan
Title: Managing Director

BLACKROCK GLOBAL ALLOCATION V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	BLACKROCK ADVISORS, LLC, as Investment Adviser

By:
Name: Henry Brennan
Title: Managing Director

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Holders

Name	Address

BlackRock Capital Allocation Trust
BlackRock Global Long/Short Credit Fund of BlackRock Funds IV
BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V
BlackRock Strategic Global Bond Fund, Inc.
Strategic Income Opportunities Bond Fund
BlackRock Total Return Bond Fund
Brighthouse Funds Trust II – BlackRock Bond Income Portfolio
Master Total Return Portfolio of Master Bond LLC
BlackRock Global Allocation Fund, Inc.
BlackRock Global Allocation Collective Fund
BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.
BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.

EXHIBIT D

Not applicable.

EXHIBIT E

PURCHASERS

Purchaser	Number of Purchased Shares

BlackRock Capital Allocation Trust	10,172

BlackRock Global Long/Short Credit Fund of BlackRock Funds IV	2,261

BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V	58,891

BlackRock Strategic Global Bond Fund, Inc.	1,320

Strategic Income Opportunities Bond Fund	1,002

BlackRock Total Return Bond Fund	5,375

Brighthouse Funds Trust II – BlackRock Bond Income Portfolio	2,628

Master Total Return Portfolio of Master Bond LLC	15,124

BlackRock Global Allocation Fund, Inc.	38,156

BlackRock Global Allocation Collective Fund	3,948

BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.	285

BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.	10,838

Total	150,000

E-1